                                                                   EXHIBIT 99.10

PECHINEY ADSS CANNOT BE TENDERED BY MEANS OF THE ENCLOSED FORMS OF ACCEPTANCE. THESE TRANSMITTAL MATERIALS SHALL BE USED ONLY IF YOU HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND/OR PECHINEY OCEANES THROUGH A FRENCH FINANCIAL INTERMEDIARY OR THROUGH A U.S. CUSTODIAN.

                             U.S. OFFER TO EXCHANGE

  All outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and
   Pechiney OCEANEs held by U.S. Holders and all Pechiney American Depositary
                                     Shares


                                      for


                                E24.60 in cash;



                                      and



   the number of Alcan Common Shares equal to 22.9 divided by the "Reference
                                    Value,"


defined as the greater of (a) 27.4 and (b) an average trading price of the Alcan
                                 Common Shares


to be determined 5 trading days before the expiration of the offers as described in the Prospectus, this average being referred to as the "Average Value," provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001



                                      for



                          each Pechiney Common Share;



                    each 10 Pechiney Bonus Allocation Rights


(each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney
                               Common Share); or



          each 2 Pechiney American Depositary Shares, or Pechiney ADSs


    (each Pechiney ADS representing one-half of one Pechiney Common Share);



                                      and



                                 E83.40 in cash



                                      for



                              each Pechiney OCEANE


  (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes),


                                       by

                                   Alcan Inc.

                pursuant to the Prospectus dated October 6, 2003



 THIS U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 10,
                                     2003,

        UNLESS IT IS EXTENDED OR UNLESS IT LAPSES OR IS WITHDRAWN PRIOR
      TO THAT TIME PURSUANT TO THE CONDITIONS DESCRIBED IN THE PROSPECTUS FOR THE U.S. OFFER. YOU MAY WITHDRAW ANY PECHINEY SECURITIES TENDERED
                      AT ANY TIME PRIOR TO THE EXPIRATION.

                                                                 October 7, 2003


To Our Clients:


Enclosed for your consideration are certain forms of acceptance (each, a "form of acceptance") in connection with the offer by Alcan Inc., a Canadian corporation ("Alcan"), to exchange: (i) E24.60 in cash and the number of Common Shares of Alcan, without nominal or par value (the "Alcan Common Shares"), equal to 22.9 divided by the "Reference value" (as defined below) for each Common Share of Pechiney, a French societe anonyme ("Pechiney"), nominal value of E15.25 per share (the "Pechiney Common Shares"); (ii) E24.60 in cash and the number of Alcan Common Shares equal to 22.9 divided by the Reference Value for each 10 bonus allocation rights of Pechiney, each right entitling the holder to
0.1 of a Pechiney Common Share (the "Pechiney Bonus Allocation Rights"); (iii) E83.40 in cash for each bond issued by Pechiney that is convertible or exchangeable into new or existing Pechiney Common Shares (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes) (the "Pechiney OCEANEs"); and (iv) E24.60 in cash and the number of Alcan Common Shares equal to 22.9 divided by the Reference Value for each 2 American Depositary Shares of Pechiney, each representing one-half of one Pechiney Common Share (the "Pechiney ADSs"), on the terms and subject to the conditions set forth in the prospectus, dated October 6, 2003 (the "Prospectus") and the related letter of transmittal and forms of acceptance (which, as amended or supplemented from time to time, constitute the "U.S. offer"). Terms used in this document to the extent not defined herein shall have the same meaning as in the Prospectus.



WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND/OR PECHINEY OCEANES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND/OR PECHINEY OCEANES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.



Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs held by us for your account, pursuant to the terms and conditions set forth in the Prospectus. The Prospectus and any additional information can be obtained from the Information Agent for the U.S. offer, D.F. King & Co., Inc., at 48 Wall Street, New York, New York 10005, 800-488-8035 (toll free).


Your attention is directed to the following:


 1. The U.S. offer is (a) to exchange, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights, or each two Pechiney ADSs: (i) E24.60 in cash and (ii) the number of Alcan Common Shares equal to 22.9 divided by the Reference Value, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001, and (b) to purchase each Pechiney OCEANE for E83.40 in cash, in each case on the terms and subject to the conditions set forth in the Prospectus. The Reference Value is defined as the greater of (a) 27.4 and (b) an average trading price of Alcan Common Shares to be determined five U.S. trading days before the expiration of the offers as described in the Prospectus, this average being referred to as the "Average Value." Alcan will publish the Reference Value no later than the third French trading day before the expiration of the offers. Alcan reserves the option of substituting an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued in the offers, valued at the Average Value. Alcan will determine the portion, if any, of the Alcan Common Shares to be substituted with cash, and will publish by press release the portion of consideration to be paid in cash, no later than the third French trading day before the expiration of the offers.



     If, following the conclusion of the offers, the number of Pechiney securities tendered into the offers represents more than 95% of Pechiney's capital and voting rights, Alcan will provide an additional consideration of E1 in cash for each Pechiney Common Share tendered, an additional consideration of E0.10 in cash for each Pechiney Bonus Allocation Right tendered, an additional consideration of E0.40 in cash for each Pechiney OCEANE tendered, and an additional consideration of E0.50 in cash for each Pechiney ADS tendered.



 2. The U.S. offer is being made for all outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) and residents of Canada and all Pechiney ADSs. Alcan will, upon the terms and subject to the conditions of the U.S. offer, exchange the Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs validly tendered and not withdrawn before the expiration date of the U.S. offer. The term

"expiration date" means 5:00 p.m., New York City time, on November 10, 2003, or if the U.S. offer is extended, the latest time and date at which the U.S. offer, as so extended by Alcan, will expire.



 3. THE U.S. OFFER IS BEING MADE SUBSTANTIALLY CONCURRENTLY WITH AN OFFER OF ALCAN COMMON SHARES AND CASH FOR PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND PECHINEY OCEANES BEING MADE IN FRANCE AND OTHER JURISDICTIONS OUTSIDE THE UNITED STATES (TO THE EXTENT PERMITTED BY LAW AND REGULATIONS) (THE "FRENCH OFFER"), AND ALCAN WILL NOT BE REQUIRED TO COMPLETE THIS U.S. OFFER UNLESS THE FRENCH OFFER IS COMPLETED. ALCAN'S OBLIGATION TO ACCEPT PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS, PECHINEY OCEANES AND PECHINEY ADSS IN THIS U.S. OFFER IS ALSO SUBJECT TO THE CONDITION THAT SECURITIES REPRESENTING A MAJORITY OF THE TOTAL SHARE CAPITAL AND VOTING RIGHTS IN PECHINEY, CALCULATED ON A FULLY DILUTED BASIS ON THE CLOSING DATE OF THE OFFERS, SHALL HAVE BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (THE "MINIMUM SHARE CONDITION").



 4. The U.S. offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November 10, 2003, unless extended. Any extension of the French offer period by the CMF will automatically trigger a corresponding extension of the U.S. offer. In the event that the CMF extends the offer period, Alcan will, on the same day, issue a press release publiciting the CMF's decision and announcing the effects of this decision on the U.S. offer, including the expiry date and time of the extended offer period.



 5. Alcan will pay the brokerage fees, commissions and, except as otherwise provided in Instruction 4 of the form of acceptance, transfer taxes applicable to a sale of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs, if any, pursuant to the U.S. offer incurred by holders of Pechiney securities tendering into this offer up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account, including all taxes. These fees will not be paid in the event that the offer is withdrawn or lapses.


 6. Exchange of Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the French financial intermediary, if your Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs are held through a French financial intermediary, or by the U.S. custodian, if your Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs are held through a U.S. custodian (each of the French financial intermediary or U.S. custodian referred to hereafter as a "Financial Intermediary") of a properly completed and duly executed form of acceptance (or facsimile thereof) and any other documents required by the form of acceptance.


 7. If you hold Pechiney Common Shares in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. If you wish to tender such securities, you must first make the necessary arrangements for such conversion with your Financial Intermediary.



 8. Alcan will be deemed to have accepted for exchange all validly tendered and not withdrawn Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs on the expiration date subject only to the satisfaction of the minimum share condition and the other conditions described in the Prospectus. The French Conseil des Marches Financiers (the "CMF") will announce the final results of the offers approximately six to nine French trading days after the expiration date of the offers. If the conditions are not satisfied, Alcan will promptly return all tendered Pechiney securities without acquiring them.


 9. Alcan expects that the delivery of the Alcan Common Shares and cash will occur approximately 12 to 18 French trading days after the expiration date. Under no circumstances will interest be paid on the exchange of Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs tendered, regardless of any delay in making the exchange or extension of the expiration date. For further information, see "The Offers" in the Prospectus.


10. Pechiney securityholders who fail to complete and sign the Substitute Form W-9 may be subject to U.S. federal income tax backup withholding at a rate of 28%. See Instruction 10 of the relevant form of acceptance.


If you wish to have us tender any or all of the Pechiney Common Shares, Pechiney Bonus Allocation Rights and/or Pechiney OCEANEs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. IF YOU AUTHORIZE THE TENDER OF YOUR PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND/OR PECHINEY OCEANES, ALL SUCH PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND/OR PECHINEY OCEANES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW. Please forward your instructions to us as soon as possible to allow us ample time to tender Pechiney Securities on your behalf prior to the expiration of the offer.


The U.S. offer is made solely by the Prospectus and is being made to all U.S. holders and Canadian resident holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs and all holders of Pechiney ADSs. If Alcan becomes aware of any valid state or provincial statute prohibiting the making of the U.S. offer or the acceptance of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs pursuant thereto, Alcan will make a good faith effort to comply with such state or provincial statute. If, after such good faith effort, Alcan cannot comply with such state or provincial statute, the U.S. offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs in such state or province. The U.S. offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs in any jurisdiction in which the making or acceptance of the U.S. offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the U.S. offer to be made by a licensed broker or dealer, the U.S. offer will be deemed made on behalf of Alcan by the dealer manager for the U.S. offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE E24.60 IN CASH AND THE NUMBER OF ALCAN COMMON SHARES EQUAL TO 22.9 DIVIDED BY THE REFERENCE VALUE FOR EACH PECHINEY COMMON SHARE



The undersigned acknowledge(s) receipt of your letter and the related form of acceptance in connection with the offer by Alcan to acquire all the issued and outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs. The undersigned acknowledges that such person has received and reviewed the prospectus dated October 6, 2003 (the "Prospectus").



This will instruct you to tender the number of Pechiney Common Shares indicated below (or if no number is indicated below, all Pechiney Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related form of acceptance.


The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Pechiney Common Shares submitted on my behalf to the Financial Intermediary will be determined by Alcan (which may delegate power in whole or in part to the Financial Intermediary) and such determination shall be final and binding.

Number of Pechiney Common Shares to Be Tendered:                  Common Shares*
--------------------------------------------------------------------------------

Account Number: ----------                              Signature(s): ----------

Dated: ------------------------------, 2003

--------------------------------------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

--------------------------------------------------------------------------------
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

--------------------------------------------------------------------------------
                     DAYTIME AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)


* Unless otherwise indicated, you are deemed to have instructed us to tender all Pechiney Common Shares held by us for your account.


PLEASE RETURN THIS FORM TO THE FINANCIAL INTERMEDIARY MAINTAINING YOUR ACCOUNT.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE E24.60 IN CASH AND THE NUMBER OF ALCAN COMMON SHARES EQUAL TO 22.9 DIVIDED BY THE REFERENCE VALUE FOR EACH 10 PECHINEY BONUS ALLOCATION RIGHTS



The undersigned acknowledge(s) receipt of your letter and the related form of acceptance in connection with the offer by Alcan to acquire all the issued and outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs. The undersigned acknowledges that such person has received and reviewed the prospectus dated October 6, 2003 (the "Prospectus").



This will instruct you to tender the number of Pechiney Bonus Allocation Rights indicated below (or if no number is indicated below, all Pechiney Bonus Allocation Rights) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related form of acceptance.


The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Pechiney Bonus Allocation Rights submitted on my behalf to the Financial Intermediary will be determined by Alcan (which may delegate power in whole or in part to the Financial Intermediary) and such determination shall be final and binding.

Number of Pechiney Bonus Allocation Rights to Be Tendered:      Bonus Allocation
Rights*
--------------------------------------------------------------------------------

Account Number: ----------                              Signature(s): ----------

Dated: ------------------------------, 2003

--------------------------------------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

--------------------------------------------------------------------------------
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

--------------------------------------------------------------------------------
                     DAYTIME AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, you are deemed to have instructed us to tender all Pechiney Bonus Allocation Rights held by us for your account.

PLEASE RETURN THIS FORM TO THE FINANCIAL INTERMEDIARY MAINTAINING YOUR ACCOUNT.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE E83.40 IN CASH FOR EACH PECHINEY OCEANE



The undersigned acknowledge(s) receipt of your letter and the related form of acceptance in connection with the offer by Alcan to acquire all the issued and outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs. The undersigned acknowledges that such person has received and reviewed the prospectus dated October 6, 2003 (the "Prospectus").


This will instruct you to tender the number of Pechiney OCEANEs indicated below (or if no number is indicated below, all Pechiney OCEANEs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related form of acceptance.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Pechiney OCEANEs submitted on my behalf to the Financial Intermediary will be determined by Alcan (which may delegate power in whole or in part to the Financial Intermediary) and such determination shall be final and binding.

Number of Pechiney OCEANEs to Be Tendered:                              OCEANEs*
--------------------------------------------------------------------------------

Account Number: ----------                              Signature(s): ----------

Dated: ------------------------------, 2003

--------------------------------------------------------------------------------
                          PLEASE TYPE OR PRINT NAME(S)

--------------------------------------------------------------------------------
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

--------------------------------------------------------------------------------
                     DAYTIME AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, you are deemed to have instructed us to tender all Pechiney OCEANEs held by us for your account.

PLEASE RETURN THIS FORM TO THE FINANCIAL INTERMEDIARY MAINTAINING YOUR ACCOUNT.